Exhibit 2.2

SHAREHOLDER RIGHTS PLAN AGREEMENT

Dated as of January 20, 2021

Between

TANZANIAN GOLD CORPORATION

and

ODYSSEY TRUST COMPANY

as Rights Agent

ii

TABLE OF CONTENTS

Article 1 INTERPRETATION		5

1.1	Definitions	5
1.2	Currency	18
1.3	Headings	18
1.4	Calculation of Number and Percentage of Beneficial Ownership of Common Shares	18
1.5	Acting Jointly or in Concert	18
1.6	International Financial Reporting Standards	18

Article 2 THE RIGHTS		19

2.1	Issue of Rights and Legend on Common Share Certificates	19
2.2	Initial Exercise Price, Exercise of Rights and Detachment of Rights	19
2.3	Adjustments to Exercise Price; Number of Rights	22
2.4	Date on Which Exercise is Effective	27
2.5	Execution, Authentication, Delivery and Dating of Right Certificates	27
2.6	Registration, Transfer and Exchange	28
2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates	28
2.8	Persons Deemed Owners of Rights	29
2.9	Delivery and Cancellation of Certificates	29
2.10	Agreement of Rights Holders	29
2.11	Rights Certificate Holder Not Deemed a Shareholder	30
2.12	Global Share Certificate and Book-Entry System	30

Article 3 ADJUSTMENTS TO THE RIGHTS ON FLIP-IN EVENT		31

3.1	Flip-in Event	31

Article 4 THE RIGHTS AGENT		32

4.1	General	32
4.2	Merger or Amalgamation or Change of Name of Rights Agent	33
4.3	Duties of Rights Agent	34
4.4	Change of Rights Agent	36
4.5	Compliance with Anti-Money Laundering Legislation	36
4.6	Privacy Provision	36

Article 5 MISCELLANEOUS		37

5.1	Redemption and Waiver	37
5.2	Expiration	38
5.3	Issuance of New Rights Certificates	39
5.4	Supplements and Amendments	39
5.5	Fractional Rights and Fractional Common Shares	40

iii

5.6	Rights of Action	41
5.7	Regulatory Approvals	41
5.8	Declaration as to Non-U.S. or Non-Canadian Holders	41
5.9	Notices	41
5.10	Costs of Enforcement	42
5.11	Successors	42
5.12	Benefits of this Agreement	42
5.13	Governing Law	42
5.14	Severability	43
5.15	Effective Date	43
5.16	Reconfirmation	43
5.17	Determinations and Actions by the Board of Directors	43
5.18	Rights of Board of Directors and the Corporation	43
5.19	Time of the Essence	43
5.20	Force Majeure	44
5.21	Execution in Counterparts	44

EXHIBIT A – FORM OF RIGHTS CERTIFICATE SHAREHOLDER RIGHTS PLAN AGREEMENT		1

This SHAREHOLDER RIGHTS PLAN AGREEMENT (the Agreement”) is dated as of January 20, 2021 (the “Effective Date”).

BETWEEN:

TANZANIAN GOLD CORPORATION, a company incorporated under the laws of the Province of Alberta

(the “Corporation”)

AND:

ODYSSEY TRUST COMPANY, a company incorporated under the laws of Alberta

(the “Rights Agent”)

WHEREAS:

A.	The Board of Directors (as defined herein), in the exercise of its fiduciary duties, has determined that it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan to:

(i)	ensure, to the extent possible, that all Shareholders (as defined herein) of the Corporation and the Board of Directors have adequate time to consider and evaluate any unsolicited Take-over Bid (as defined herein);

(ii)	provide the Board of Directors with adequate time to identify, solicit, develop and negotiate value-enhancing alternatives, as considered appropriate, to any unsolicited Take-over Bid;

(iii)	encourage the fair treatment of Shareholders in connection with any unsolicited Take-over Bid; and

(iv)	generally assist the Board of Directors in enhancing shareholder value;

B.	To implement the Agreement, the Board of Directors has authorized and declared the issuance of:

(i)	one Right (as defined herein) effective at the Record Time (as defined herein) in respect of each Common Share (as defined herein) outstanding at the Record Time; and

(ii)	one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as defined herein) and the Expiration Time (as defined herein);

C.	Each Right entitles the Holder (as defined herein) thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

D.	The Corporation wishes to appoint the Rights Agent to act on behalf of the Corporation and the Holders of Rights, and the Rights Agent agrees to act on behalf of the Corporation and the Holders of Rights in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as defined herein), the exercise of Rights and other matters referred to herein; and

E.	This Agreement is subject to approval by the Shareholders of the Corporation at the annual and special meeting of Shareholders of the Corporation to be held in 2021;

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements set forth herein, and subject to such covenants and agreements, the parties hereby agree as follows:

Article 1
INTERPRETATION

1.1	Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

(a)	“ABCA” means the Business Corporations Act, RSA 2000, c B-9, as amended, and the regulations and rules thereunder, and any comparable or successor laws or regulations thereto;

(b)	“Acquiring Person” means any Person who is or becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares, provided, however, that the term “Acquiring Person” shall not include:

(i)	the Corporation or any Subsidiary or Affiliate of the Corporation;

(ii)	any Person who becomes the Beneficial Owner of 20% or more of the outstanding Voting Shares as a result of one or any combination of a Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition;

(iii)	provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Common Shares by reason of one or any combination of the operation of a Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition above and such Person’s Beneficial Ownership of Common Shares thereafter increases by more than 1% of the number of Common Shares outstanding (other than pursuant to one or any combination of a Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition), then as of the date such Person becomes the Beneficial Owner of such additional Common Shares, such Person shall become an “Acquiring Person”;

(iv)	for a period of ten (10) days after the Disqualification Date (as defined herein), any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares as a result of such Person becoming disqualified from relying on Section 1.1(g)(v) solely because such Person or the Beneficial Owner of such Common Shares is making or has announced a current intention to make a Take-over Bid, either alone or by acting jointly or in concert with any other Person. For the purposes of this definition, “Disqualification Date” means the first date of public announcement that any Person is making or has announced an intention to make a Take-over Bid; or

(v)	an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Common Shares in connection with a distribution of securities of the Corporation;

(c)	“Affiliate” when used to indicate a relationship with a specified entity means a Person that directly, or indirectly through one or more controlled intermediaries, controls, or is controlled by, or is under common control with, such specified entity;

(d)	“Agreement” has the meaning ascribed thereto in the recitals;

(e)	“annual cash dividend” means cash dividends paid by the Corporation in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of:

(i)	200% of the aggregate amount of cash dividends declared payable by the Corporation (including any predecessor thereto) on the Common Shares (or applicable equity securities of any applicable predecessor entity) in its immediately preceding fiscal year;

(ii)	300% of the arithmetic mean of the aggregate amounts of the annual cash dividends declared payable by the Corporation (including any predecessor thereto) on the Common Shares (or applicable equity securities of any applicable predecessor entity) in its three immediately preceding fiscal years; and

(iii)	150% of the aggregate consolidated net income of the Corporation (including any predecessor thereto), before extraordinary items, for its immediately preceding fiscal year;

(f)	“Associate” means, when used to indicate a relationship with a specified Person, a spouse of that Person if that spouse is living in the same home as that Person, any Person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage, a relative of that Person if that relative is living in the same home as that Person;

(g)	A Person shall be deemed the “Beneficial Owner” of and to have “Beneficial Ownership” of, and to “Beneficially Own”,

(i)	any securities as to which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(ii)	any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to acquire (A) upon the exercise of any Convertible Securities, or (B) pursuant to any agreement, arrangement or understanding, whether or not in writing, in either case where such right is exercisable within a period of 60 days and whether or not on condition or the happening of any contingency (other than (1) customary agreements with and between underwriters and banking group or selling group members with respect to a distribution to the public or pursuant to a private placement of securities, or (2) pursuant to a pledge of securities in the ordinary course of business); and

(iii)	any securities which are Beneficially Owned within the meaning of Sections 1.1(g)(i) and (ii) by any other Person with whom such Person, or any of such Person’s Affiliates or Associates, is acting jointly or in concert;

provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security:

(iv)	where such security has been agreed to be deposited or tendered pursuant to a Lock-up Agreement or is otherwise deposited to any Take-over Bid made by such Person, made by any of such Person’s Affiliates or Associates or made by any other Person acting jointly or in concert with such Person, until such deposited or tendered security has been taken up or paid for, whichever shall first occur;

(v)	where such Person, any of such Person’s Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security provided that:

(A)	the ordinary business of any such Person (the “Investment Manager”) includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager’s duties for the account of any other Person (a “Client”) including non-discretionary accounts held on behalf of a Client by a broker or dealer appropriately registered under applicable laws;

(B)	such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and holds such security in the ordinary course of such duties for such Estate Account or for such Other Accounts;

(C)	such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the “Statutory Body”) includes, the management of investment funds for employee benefit plans, pension plans, insurance plans (other than plans administered by insurance companies) or various public bodies;

(D)	such Person (the “Administrator”) is the administrator or trustee of one or more pension funds or plans (a “Plan”), or is a Plan, registered or qualified under the laws of the United States of America or any state thereof or the laws of Canada or any province or territory thereof and holds such security for the purposes of its activity as such; or

(E)	such Person (the “Crown Agent”) is a Crown agent or agency,

provided, in any of the above cases, that the Investment Manager, the Trust Company, the Statutory Body, the Administrator, the Plan or the Crown Agent, as the case may be, is not then making a Take-over Bid, or has not then announced a current intention to make a Take-over Bid, alone or acting jointly or in concert with any other Person, other than an Offer to Acquire Common Shares or other securities (x) pursuant to a distribution by the Corporation, or (y) by means of ordinary market transactions (including prearranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange, securities quotation system or organized over-the-counter market;

(vi)	where such Person or any of such Person’s Affiliates or Associates or any other Person acting jointly or in concert with such Person is (A) a Client of the same Investment Manager as another Person for whose account the Investment Manager holds such security, (B) an Estate Account or an Other Account of the same Trust Company as another Person on whose account the Trust Company holds such security, or (C) a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

(vii)	where such Person is (A) a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, (B) an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company, or (C) a Plan and such security is owned at law or in equity by the Administrator; or

(viii)	where such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depository;

(h)	“Board of Directors” means the board of directors of the Corporation;

(i)	“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in Vancouver, British Columbia, are authorized or obligated by law to close or any other day that is treated as a holiday at the Corporation’s principal executive office in Vancouver, British Columbia;

(j)	“Canadian-U.S. Exchange Rate” means, on any date:

(i)	if on such date the Federal Reserve System of the United States sets a daily rate of exchange for the conversion of Canadian dollars into United States dollars, such rate; and

(ii)	in any other case, the rate for such date for the conversion of Canadian dollars into United States dollars calculated in such manner as may be determined by the Board of Directors from time to time acting in good faith;

(k)	“CDS” means CDS Clearing and Depository Services Inc.;

(l)	“close of business” on any given date means the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal transfer office in Vancouver, British Columbia, of the transfer agent for the Voting Shares (or, after the Separation Time, the principal transfer office in Vancouver, British Columbia of the Rights Agent) becomes closed to the public;

(m)	“Common Shares” means the common shares in the capital of the Corporation;

(n)	“Competing Permitted Bid” means a Take-over Bid that is made by means of a Take- over Bid circular and which also complies with the following additional provisions:

(i)	is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry, termination or withdrawal of that Permitted Bid or Competing Permitted Bid;

(ii)	satisfies all components of the definition of a Permitted Bid provided that it is not required to satisfy the requirement set out in Section 1.1(mm)(ii)(A) thereof; and

(iii)	contains, and the take-up and payment for securities tendered or deposited thereunder are subject to, an irrevocable and unqualified condition that no securities shall be taken up or paid for pursuant to the Take-over Bid prior to 11:59 p.m. on the last day of the minimum initial deposit period and the mandatory ten (10) day extension period that such Take-over Bid must remain open for deposits of securities thereunder pursuant to NI 62-104 after the date of the Take-over Bid constituting the Competing Permitted Bid, provided, however, that a Take-over Bid that qualified as a Competing Permitted Bid shall cease to be a Competing Permitted Bid as soon as such Take-over Bid ceases to meet any or all of the provisions of this definition, and any acquisition of securities made pursuant to such Takeover Bid that qualified as a Competing Permitted Bid, including any acquisition of securities made before such Take-over Bid ceased to be a Competing Permitted Bid, will not be a Permitted Bid Acquisition;

(o)	“Constating Documents” means the notice of articles and the articles of incorporation of the Corporation, as such may be amended from time to time;

(p)	“controlled” a Person is “controlled” by another Person or two or more other Persons acting jointly or in concert if:

(i)	in the case of a body corporate, securities entitled to vote in the election of directors of such body corporate carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person or Persons and the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate; or

(ii)	in the case of a Person which is not a body corporate, more than 50% of the voting or equity interests of such entity are held, directly or indirectly, by or for the benefit of the other Person or Persons:

and “controls”, “controlling” and “under common control with” shall be interpreted accordingly;

(q)	“Convertible Securities” means any securities issued by the Corporation (including rights, warrants, convertible notes and options but excluding the Rights) carrying any purchase, exercise, conversion or exchange rights, pursuant to which the holder thereof may acquire Voting Shares or other securities convertible into or exercisable or exchangeable for Voting Shares (in each case, whether such right is exercisable immediately or after a specified period and whether or not on conditions or the happening of any contingency or the making of any payment);

(r)	“Corporation” has the meaning ascribed thereto in the recitals;

(s)	“Co-Rights Agents” has the meaning ascribed thereto in Section 4.1(a);

(t)	“Directors” means the directors of the Corporation elected or appointed from time to time, or any duly constituted and empowered committee thereof;

(u)	“Disposition Date” has the meaning ascribed thereto in Section 5.1(h);

(v)	“Dividend Reinvestment Acquisition” means an acquisition of Voting Shares pursuant to a Dividend Reinvestment Plan;

(w)	“Dividend Reinvestment Plan” means a regular dividend reinvestment or other plan of the Corporation made available by the Corporation to Shareholders where such plan permits the holder to direct that some or all of:

(i)	dividends of the Corporation on the Common Shares;

(ii)	proceeds of redemption of Common Shares of the Corporation;

(iii)	interest paid on evidences of indebtedness of the Corporation; or

(iv)	optional cash payments;

be applied to the purchase of Common Shares;

(x)	“Effective Date” shall have the meaning ascribed thereto in the recitals;

(y)	“Election to Exercise” has the meaning ascribed thereto in Section 2.2(d)(ii);

(z)	“Exempt Acquisition” means a Voting Share acquisition in respect of which the Directors have waived the application of Section 3.1 pursuant to the provisions of Section 5.1(a) or 5.1(h);

(aa)	“Exercise Price” means, as of any date, the price at which a Holder may purchase the securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof, shall be three times the Market Price, from time to time, per Common Share;

(bb)	“Expansion Factor” has the meaning ascribed thereto in Section 2.3(a);

(cc)	“Expiration Time” means the close of business on the date which is the earlier of (i) the date of termination of this Agreement pursuant to Section 5.16, and (ii) if this Agreement is reconfirmed pursuant to Section 5.16, the date of termination of the applicable annual meeting at which this Agreement is not reconfirmed in accordance with Section 5.16;

(dd)	“Flip-in Event” means a transaction or other event in or pursuant to which any Person becomes an Acquiring Person;

(ee)	“Holder” of any Rights, unless the context requires otherwise, shall mean the registered holder of such Rights (or, prior to the Separation Time, of the associated Common Shares);

(ff)	“Independent Shareholders” means Shareholders, other than:

(i)	any Acquiring Person;

(ii)	any Offeror (other than any Person who, by virtue of Section 1.1(g)(v), is not deemed to Beneficially Own the Common Shares held by such Person), but excluding such Person if the Take-over Bid so announced or made has terminated or has expired at least six months before the applicable date on which the status of independence is determined;

(iii)	any Affiliate or Associate of any Acquiring Person or Offeror;

(iv)	any Person acting jointly or in concert with any Acquiring Person or Offeror; and

(v)	any employee benefit plan, share option plan, deferred profit sharing plan, securities participation plan and any other similar plan or trust for the benefit of employees of the Corporation or a Subsidiary unless the beneficiaries of the plan or trust direct the manner in which the Common Shares are to be voted or withheld from voting or direct whether the Common Shares are to be tendered to a Take-over Bid;

(gg)	“Lock-Up Agreement” means an agreement between a Person and one or more Shareholder (each a “Locked-up Person”) the terms of which are publicly disclosed and a copy of which is made available to the public (including the Corporation) not later than (i) the date the Lock-up Bid (as defined below) is publicly announced or (ii) if the Lock-up Bid has been made prior to the date on which such agreement is entered into, forthwith and in any event not later than the date following the date of such agreement, pursuant to which each Locked-up Person agrees to deposit or tender Common Shares to a Take-over Bid (the “Lock-up Bid”) to be made or made by such Person or any of such Person’s Affiliates or Associates or any other Person referred to in clause (iii) of the definition of Beneficial Owner and which agreement provides:

(i)	that any agreement to deposit or tender to, or to not withdraw Common Shares and/or other securities agreed to be deposited or tendered from, the Lock-up Bid is terminable at the option of the Locked-up Person in order to permit the Locked-up Person to tender or deposit such Shares and/or other securities agreed to be deposited or tendered to another Take-over Bid or support another transaction:

(A)	where the price or value per Common Share (and/or other security) offered under such other Take-over Bid or transaction is higher than the price or value per Common Share (and/or other security) offered under the Lock-up Bid; or

(B)	if:

(I)	the price or value per Common Share (and/or other security) offered under the other Take-over Bid or transaction exceeds the price or value per Common Share (and/or other security) offered or proposed to be offered under the Lock-up Bid by an amount that is equal to or greater than the lesser of (x) any amount specified in the agreement and (y) 7%; or

(II)	the number of Common Shares (and/or other securities) to be purchased under the other Take-over Bid or transaction exceeds the number of Common Shares (and/or other securities) offered to be purchased under the Lock- up Bid by an amount that is equal to or greater than the lesser of (x) any amount specified in the agreement and (y) 7%, as at a price or value per Common Share (and/or other security), as applicable, that is not less than the price or value per Common Share (and/or other security) offered under the Lock-up Bid;

and, for greater certainty, the agreement may contain a right of first refusal or require a period of delay to give such Person an opportunity to at least match a higher price or value in another Take-over Bid or transaction or other similar limitation on a Locked-up Person’s right to withdraw Common Shares (and/or other securities) from the agreement, so long as the limitation does not preclude the exercise by the Locked-up Person of the right to withdraw Common Shares (and/or other securities) during the period of the other Take-over Bid or transaction; and

(ii)	no “break-up” fees, “top-up” fees, penalties, expenses or other amounts that exceed in the aggregate the greater of:

(A)	the cash equivalent of 2.5% of the price or value payable under the Lock-up Bid to a Locked-up Person; and

(B)	50% of the amount by which the price or value payable under another Take-over Bid or transaction to a Locked-up Person exceeds the price or value of the consideration that such Locked-up Person would have received under the Lock-up Bid;

shall be payable by a Locked-up Person pursuant to the agreement in the event a Locked-up Person fails to deposit or tender Common Shares (and/or other securities) to the Lock-up Bid or withdraw Common Shares (and/or other securities) previously tendered thereto in order to tender to another Take-over Bid or support another transaction;

(hh)	“Market Price” per security of any securities on any date of determination means the average of the daily closing prices per security of the securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on the date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on the date of determination or if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per security of any securities on any date shall be:

(i)	the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and ask prices for such security as reported by the principal United States stock exchange (as determined by the Directors in good faith) on which the securities are listed or admitted to trading;

(ii)	if for any reason none of such prices are available on such day or the securities are not listed or posted for trading on a United States stock exchange, the last sale price or, in case no such sale takes place on such date, the average of the closing bid and ask prices for each of such securities as reported by the principal Canadian stock exchange (as determined by volume of trading) on which such securities are listed or admitted to trading;

(iii)	if for any reason none of such prices are available on such day or the securities are not listed or admitted to trading on a United States stock exchange or a Canadian stock exchange, the last sale price or, in case no sale takes place on such date, the average of the high bid and low ask prices for each such securities in the over-the-counter market, as quoted by any recognized reporting system then in use; or

(iv)	if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a United States stock exchange or a Canadian stock exchange or quoted by any such reporting system, the average of the closing bid and ask prices as furnished by a recognized professional market maker making a market in the securities selected by the Directors in good faith;

provided, however, that if for any reason none of such prices is available on such day, the closing price per security of the securities on such date means the fair value per security of the securities on such date as determined by a recognized investment dealer or investment banker selected by the Directors in good faith. The Market Price shall be expressed in United States dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in Canadian dollars, such amount shall be translated into United States dollars on such date at the United States Dollar Equivalent thereof;

(ii)	“NI 62-104” shall mean National Instrument 62-104 – Take-Over Bids and Issuer Bids;

(jj)	“Nominee” has the meaning ascribed thereto in Section 2.2(c);

(kk)	“Offer to Acquire” includes:

(i)	an offer to purchase, or a solicitation of an offer to sell, Common Shares or Convertible Securities; and

(ii)	an acceptance of an offer to sell Common Shares or Convertible Securities, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

(ll)	“Offeror” means a Person who has announced, and has not withdrawn, an intention to make or who has made, and has not withdrawn, a Take-over Bid, other than a Person who has completed a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition;

(mm)	“Permitted Bid” means a Take-over Bid made by means of a Take-over Bid circular and which also complies with the following additional provisions:

(i)	the Take-over Bid shall be made to all registered holders of Voting Shares (other than the Voting Shares held by the Offeror);

(ii)	the Take-over Bid shall contain, and the take up and payment for securities tendered or deposited thereunder shall be subject to, an irrevocable and unqualified condition that no securities shall be taken up or paid for pursuant to the Take-over Bid:

(A)	prior to 11:59 p.m. on the date which is not less than one hundred and five (105) days following the date of the Take-over Bid or such shorter minimum period as determined in accordance with Section 2.28.2 or Section 2.28.3 of NI 62-104 for which a Take-over Bid (that is not exempt from any of the requirements of Division 5 (Bid Mechanics) of NI 62-104) must remain open for deposit of securities thereunder; and

(B)	unless, at 11:59 p.m. on the date securities are first taken up or paid for under such Take-over Bid, more than fifty percent (50%) of the then outstanding securities of the class that are subject to the Take-over Bid held by Independent Shareholders shall have been tendered or deposited to the Take-over Bid and not withdrawn;

(iii)	the Take-over Bid shall contain an irrevocable and unqualified provision that, unless the Take-over Bid is withdrawn, securities may be deposited pursuant to such Take-over Bid at any time during the period of time which applies pursuant to Section 1.1(mm)(ii)(A) and that any securities deposited pursuant to the Take-over Bid may be withdrawn at any time until taken up and paid for; and

(iv)	the Take-over Bid shall contain an irrevocable and unqualified provision that should the condition referred to in Section 1.1(mm)(ii)(B) be met:

(A)	the Offeror will make a public announcement of that fact; and

(B)	the Take-over Bid will be extended for a period of not less than ten (10) days from the date of such public announcement;

provided, however, that a Take-over Bid that qualified as a Permitted Bid shall cease to be a Permitted Bid at any time and as soon as when such Take-over Bid ceases to meet any or all of the provisions of this definition. For purposes of this Agreement, the term “Permitted Bid” shall include a Competing Permitted Bid;

(nn)	“Permitted Bid Acquisition” means an acquisition of Voting Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

(oo)	“Person” includes any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, body corporate, corporation, unincorporated organization, syndicate, governmental entity or other entity whether or not having a legal personality;

(pp)	“Privacy Laws” has the meaning ascribed thereto in Section 4.6;

(qq)	“Pro Rata Acquisition” means an acquisition of Voting Shares by a Person pursuant to:

(i)	a Dividend Reinvestment Acquisition;

(ii)	a Common Share distribution, Common Share split or other event in respect of securities of the Corporation of one or more particular classes or series pursuant to which such Person becomes the Beneficial Owner of Common Shares on the same pro rata basis as all other holders of securities of the particular class, classes or series;

(iii)	the receipt or the exercise by the Person of only those rights to subscribe for or purchase Common Shares or Convertible Securities (and the conversion or exchange of such Convertible Securities), distributed to that Person by the Corporation in the course of a distribution (other than Rights) to all holders of Common Shares pursuant to a rights offering or pursuant to a prospectus or similar document, provided that the Person does not thereby acquire a greater percentage of Common Shares or Convertible Securities than the Person’s percentage of Common Shares Beneficially Owned immediately prior to such receipt or exercise or prior to that distribution;

(iv)	a distribution by the Corporation of Common Shares or Convertible Securities (and the conversion or exchange of such Convertible Securities), made pursuant to a prospectus (or similar document) or by way of a private placement or securities exchange take-over bid provided that the Person does not thereby acquire a greater percentage of such Common Shares or Convertible Securities so offered than the Person’s percentage of Common Shares Beneficially Owned immediately prior to such acquisition; or

(v)	a distribution by the Corporation of Common Shares or Convertible Securities (and the conversion or exchange of such Convertible Securities), made pursuant to a securities exchange take-over bid circular issued by the Corporation or in a management proxy circular (or similar document) or by way of a private placement, in respect of a merger pursuant to which the Corporation acquires all or substantially all of the assets of another Person in exchange for Common Shares or Convertible Securities (and the conversion or exchange of such Convertible Securities) on terms approved by the Directors in good faith, provided that in the case of such acquisition transaction or private placement (i) all necessary share exchange approvals for such private placement have been obtained and such private placement complies with the terms and conditions of such approvals, and (ii) the Person does not thereby become the Beneficial Owner of more than 25% of the Common Shares of the Corporation outstanding immediately prior to the completion of such acquisition transaction or private placement and in making this determination, the Common Shares or Convertible Securities to be issued to such Person shall be deemed to be held by such Person but shall not be included in the aggregate number of outstanding Common Shares immediately prior to the completion of such acquisition transaction or private placement;

(rr)	“Record Time” means 5:00 p.m. (Vancouver time) on the Effective Date;

(ss)	“Redemption Price” has the meaning ascribed thereto in Section 5.1(b);

(tt)	“Right” means the herein described right to purchase Common Shares pursuant to the terms and subject to the conditions set forth in this Agreement;

(uu)	“Rights Agent” has the meaning ascribed thereto in the recitals;

(vv)	“Rights Certificate” means a certificates representing a Right after the Separation Time, which shall be substantially in the form attached hereto as Exhibit A;

(ww)	“Rights Register” has the meaning ascribed thereto in Section 2.6(a);

(xx)	“Securities Act” means the Securities Act, RSO 1990, c S.5, as amended, and the regulations and rules thereunder, and any comparable or successor laws or regulations thereto;

(yy)	“Separation Time” means the close of business on the tenth Trading Day after the earliest of:

(i)	the Share Acquisition Date;

(ii)	the date of the commencement of or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to make a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid); and

(iii)	the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such;

or such later date as may be determined by the Board of Directors in its sole discretion, provided that if any Take-over Bid referred to in Section 1.1(yy)(ii) of this definition expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this definition, never to have been made;

(zz)	“Shareholder” means a holder of Voting Shares;

(aaa)	“Share Acquisition Date” means the earlier of (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to NI 62-104 or Section 13(d) of the 1934 Exchange Act) by the Corporation or any other Person indicating that any Person has become an Acquiring Person, or (ii) the date that the Corporation first becomes aware of facts indicating that any Person has become an Acquiring Person;

(bbb)	“Share Reduction” means an acquisition or redemption by the Corporation of Voting Shares which, by reducing the number of Voting Shares outstanding, increases the proportionate number of Voting Shares Beneficially Owned by any Person to 20% or more of the Voting Shares then outstanding;

(ccc)	“Subsidiary” means an entity of the Corporation or of another entity that:

(i)	is controlled by:

(A)	the Corporation or that other entity; or

(B)	the Corporation or that other entity and by one or more entities, each of which is controlled by the Corporation or by that other entity; or

(C)	two or more entities, each of which is controlled by the Corporation or by that other entity; or

(ii)	is a Subsidiary of an entity that is the Corporation’s or that other entity’s Subsidiary;

(ddd)	“Take-over Bid” means an Offer to Acquire Voting Shares or Convertible Securities or both if, assuming that the Voting Shares or Convertible Securities subject to the Offer to Acquire are acquired and are Beneficially Owned by the Person making such Offer to Acquire, such Voting Shares (including Voting Shares that may be acquired upon conversion or exchange of Convertible Securities) together with the Voting Shares Beneficially Owned by the Person making the Offer to Acquire, would constitute, in the aggregate, 20% or more of the outstanding Voting Shares at the date of the Offer to Acquire;

(eee)	“Trading Day”, when used with respect to any securities, means a day on which the principal United States stock exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any United States stock exchange, a Business Day;

(fff)	“United States Dollar Equivalent” of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date;

(ggg)	“Voting Shares” shall mean, collectively, the Common Shares of the Corporation and any other capital shares or voting interests of the Corporation entitled to vote generally in the election of all directors of the Corporation;

(hhh)	“1933 Securities Act” means the Securities Act of 1933 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced; and

(iii)	“1934 Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of the United States, unless otherwise specified.

1.3	Headings

The division of this Agreement into Articles, Sections, or other portions hereof and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Calculation of Number and Percentage of Beneficial Ownership of Common Shares

For purposes of this Agreement, the percentage of Common Shares Beneficially Owned by any Person shall be and be deemed to be the product (expressed as a percentage) determined by the formula:

100 x A/B

where:

A = the number of votes for the election of all Directors generally attaching to the Common Shares Beneficially Owned by such Person; and

B = the number of votes for the election of all Directors attaching to all outstanding Common Shares.

Where any Person is deemed to Beneficially Own unissued Common Shares, such Common Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Common Shares Beneficially Owned by such Person.

1.5	Acting Jointly or in Concert

For the purposes hereof, a Person is acting jointly or in concert with every Person who, as a result of any agreement, commitment or understanding, whether formal or informal, with the first Person or any Affiliate thereof, acquires or offers to acquire Common Shares (other than customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities or pledges of securities in the ordinary course of business).

1.6	International Financial Reporting Standards

Wherever in this Agreement reference is made to . International Financial Reporting Standards (“IFRS”), such reference shall be deemed to be the recommendations at the relevant time of the International Accounting Standards Board, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with IFRS. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with IFRS.

Article 2
THE RIGHTS

2.1	Issue of Rights and Legend on Common Share Certificates

(a)	One Right shall be issued on the Effective Date in respect of each Common Share issued or deemed issued at the Record Time and one Right shall be issued in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time and the Expiration Time. Notwithstanding the foregoing, one Right in respect of each Common Share issued after the Record Time upon the exercise of rights pursuant to convertible or exchangeable securities outstanding at the Share Acquisition Date may be issued after the Separation Time but before the Expiration Time.

(b)	Certificates (or other evidence of book-entry or other uncertificated ownership) representing Common Shares, including Common Shares issued upon the exercise, conversion or exchange of Convertible Securities, which are issued after the Record Time, but prior to the earlier of the Separation Time and the Expiration Time, shall evidence one Right for each Common Share represented thereby and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

Until the Separation Time (as defined in the Agreement defined below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Shareholder Rights Plan Agreement dated January 20, 2021 (the “Agreement”) between Tanzanian Gold Corporation (the “Corporation”) and Odyssey Trust Company, the terms of which are incorporated herein and a copy of which is available on demand without charge. Under certain circumstances set out in the Agreement, such Rights may be amended, redeemed, may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Agreement to the holder of this certificate without charge as soon as reasonably practicable after the receipt of a written request therefor.

(c)	Certificates (or other evidence of book-entry or other uncertificated ownership) representing Common Shares that are issued and outstanding as at the Record Time shall evidence one Right for each Common Share evidenced thereby, notwithstanding the absence of the foregoing legend until the earlier of the Separation Time and the Expiration Time.

2.2	Initial Exercise Price, Exercise of Rights and Detachment of Rights

(a)	Subject to adjustment as provided herein, each Right will entitle the holder thereof, after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (and the Exercise Price and number of Common Shares are subject to adjustment as set forth herein). Notwithstanding any other provision of this Agreement, any Rights Beneficially Owned by the Corporation or any of its Subsidiaries shall be void.

(b)	Until the Separation Time:

(i)	the Rights shall not be exercisable and no Right may be exercised; and

(ii)	each Shareholder will be entitled to one Right for each Common Share held (subject to adjustment as set forth herein) and each Right will be evidenced by the certificate for the associated Common Share registered in the name of the holder thereof (which certificate shall also be deemed to represent a Rights Certificate) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c)	From and after the Separation Time and prior to the Expiration Time:

(i)	the Rights shall be exercisable and may be exercised; and

(i)	the registration and transfer of the Rights shall be separate from and independent of the Common Shares.

Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time and, in respect of each Convertible Security converted into or exchanged or exercised for Common Shares after the Separation Time and prior to the Expiration Time, promptly after such conversion, exchange or exercise to the holder so converting, exchanging or exercising (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the Holder of record of such Rights (a “Nominee”)), at such holder’s address as shown on the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(A)	a Rights Certificate appropriately completed, representing the number of Rights held by such Holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may, from time to time, be listed or traded, or to conform to usage; and

(B)	a disclosure statement prepared by the Corporation describing the Rights.

For greater certainty, a Nominee shall be sent the materials provided for in (A) and (B) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person. In order for the Corporation to determine whether any Person is holding Common Shares which are Beneficially Owned by another Person, the Corporation may require such first mentioned Person to furnish such information and documentation as the Corporation considers advisable.

(d)	Rights may be exercised, in whole or in part, on any Business Day after the Separation Time and prior to the Expiration Time, by submitting to the Rights Agent:

(i)	the Rights Certificate evidencing such Rights;

(ii)	an election to exercise such Rights (an “Election to Exercise”) substantially in the form attached to the Rights Certificate appropriately completed and duly executed by the Holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(iii)	payment by certified cheque, banker’s draft or money order payable to or to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the Holder of the Rights being exercised, such aggregate proceeds to be held by the Rights Agent in a segregated bank account for the benefit of the Corporation.

(e)	Upon receipt of a Rights Certificate, together with a completed Election to Exercise appropriately completed and duly exercised that does not indicate that such Right is null and void as provided by 3.1(b), and payment as set forth in Section 2.2(d)(iii), the Rights Agent (unless otherwise instructed in writing by the Corporation in the event that the Corporation is of the good faith opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i)	requisition from the transfer agent for the Common Shares, certificates representing the number of Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

(ii)	after receipt of any certificates referred to in Section 2.2(e)(i), deliver such certificates to or upon the order of the registered Holder of such Rights Certificate, registered in such name or names as may be designated by such Holder;

(iii)	when appropriate, requisition from the Corporation a cheque equal to the amount of cash to be paid in lieu of issuing fractional Common Shares;

(iv)	when appropriate, after receipt, deliver such cash referred to in Section 2.2(e)(iii) (less any amounts required to be withheld) by way of cheque to or to the order of the registered Holder of such Rights Certificate; and

(v)	tender to the Corporation all payments received on exercise of the Rights.

(f)	In case the Holder of any Rights shall exercise less than all the Rights evidenced by such Holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such Holder or to such Holder’s duly authorized assigns.

(g)	The Corporation covenants and agrees that it will:

(i)	take all such action as may be necessary and within its power to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

(ii)	take all such action as may be necessary and within its power to comply with any applicable requirements of the 1933 Securities Act, the 1934 Exchange Act, the ABCA, the Securities Act, and any applicable securities laws or comparable legislation of each of the states of the United States of America and the provinces and territories of Canada and the regulations and rules thereunder and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(iii)	on or before the issuance thereof, use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed or admitted to trading upon issuance on the principal exchange or exchanges on which the Common Shares are then listed or admitted to trading at that time;

(iv)	cause to be reserved and kept available out of its authorized and unissued Common Shares the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights; and

(v)	pay when due and payable, if applicable, any and all federal, provincial and municipal transfer taxes and charges (not including any income or capital taxes of the Holder or exercising Holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, or certificates for Common Shares to be issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the Holder of the Rights being transferred or exercised.

2.3	Adjustments to Exercise Price; Number of Rights

The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3 and in Section 3.1(a).

(a)	In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time:

(i)	declare or pay a dividend on Common Shares payable in Common Shares or Convertible Securities other than pursuant to any Dividend Reinvestment Plan;

(ii)	subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(iii)	consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue any Common Shares, Convertible Securities or other capital share of the Corporation in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights, shall be adjusted as of the payment or effective date in the manner set forth below.

If the Exercise Price and number of Rights outstanding are to be adjusted:

(i)	the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other securities) (the “Expansion Factor”) that a holder of one Common Share immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof; and

(ii)	each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be allocated among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision, change, combination or issuance, so that each such Common Share (or other securities) will have exactly one Right associated with it.

For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the number of securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such dividend, subdivision, change, combination or issuance would hold thereafter as a result thereof.

If, after the Record Time and prior to the Expiration Time, the Corporation shall issue any securities other than Common Shares in a transaction of a type described in Section 2.3(a)(i) or (iv), such securities shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment. If an event occurs which would require an adjustment under both this Section 2.3 and Section 3.1(a) hereof, the adjustment provided for in this Section 2.3 shall be in addition to and shall be made prior to any adjustment required pursuant to Section 3.1(a) hereof. Adjustments pursuant to Section 2.3(a) shall be made successively, whenever an event referred to in Section 2.3(a) occurs.

In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time issue any Common Shares otherwise than in a transaction referred to in this Section 2.3(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

(b)	In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (“equivalent common shares”) or securities convertible into or exchangeable for or carrying a right to purchase Common Shares or equivalent common shares at a price per Common Share or per equivalent common share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares or equivalent common shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per share) less than 90% of the Market Price per Common Share on the second Trading Day immediately preceding such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)	the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

(ii)	the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the Holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would have been in effect if such record date had not been fixed, or to the Exercise Price which would be in effect based upon the number of Common Shares, equivalent common shares, or securities convertible into, or exchangeable or exercisable for Common Shares actually issued upon the exercise of such rights, options or warrants, as the case may be.

For the purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to any Dividend Reinvestment Plan or any employee benefit, share option, or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in all such cases, the right to purchase Common Shares is either (i) at a price per Common Share of not less than 90% of the current market price per Common Share (determined as provided in such plans) of the Common Shares; or (ii) limited to Directors, officers, employees or consultants of or to the Corporation or its Subsidiaries and is part of the Corporation’s regular compensation practices.

(c)	In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time fix a record date for the making of a distribution to all holders of Common Shares (including any such distribution made in connection with a merger in which the Corporation is the continuing corporation or an amalgamation) of evidences of indebtedness or assets, including cash (other than a regular period cash dividend or a dividend paid in Common Shares, but including any dividend payable in securities other than Common Shares), or subscription rights, options or warrants (excluding those referred to in Section 2.3(b)), at a price per Common Share (including, in the case of a Convertible Security with an exercise or conversion price, the price required to be paid to purchase such Convertible Security) that is less than 90% of the Market Price per Common Share on the second Trading Day immediately preceding such record date, the Exercise Price in respect of the Rights to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)	the numerator of which shall be the Market Price per Common Share on such record date, less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the Holders of Rights), on a per share basis, of the portion of the evidences of indebtedness, cash, assets, subscription rights, options or warrants so to be distributed; and

(ii)	the denominator of which shall be such Market Price per Common Share.

Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such a distribution is not so made, the Exercise Price shall be readjusted to be the Exercise Price which would have been in effect if such record date had not been fixed.

(d)	Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent (1%) in the Exercise Price; provided, however, that any adjustments which by reason of this Section 2.3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or Right. Notwithstanding the first sentence of this Section 2.3(d), any adjustment required by Section 2.3 shall be made no later than the earlier of:

(i)	three years from the date of the transaction which gives rise to such adjustment; or

(ii)	the Expiration Time.

(e)	In the event the Corporation shall at any time after the Record Time and prior to the Expiration Time issue securities (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such securities, or Convertible Securities, in a transaction referred to in Sections 2.3(a)(i) or 2.3(a)(iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by Section 2.3(a), (b) and (c) in connection with such transaction are not applicable or will not appropriately protect the interests of the Holders of Rights, the Board of Directors acting in good faith may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Section 2.3(a), (b) and (c) such adjustments, rather than the adjustments contemplated by Section 2.3(a), (b) and (c) shall be made. The Corporation and the Rights Agent shall have authority, with such prior approval of the holders of Common Shares or the Holders of Rights as may be required to amend this Agreement in accordance with Section 5.4 hereof, as appropriate to provide for such adjustments.

(f)	Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.

(g)	Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificate theretofor and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(h)	In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the Holder of any Right exercised after such record date of the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holder’s right to receive such additional Common Shares or other securities upon the occurrence of the event requiring such adjustment.

(i)	Notwithstanding anything in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in its good faith judgment the Board of Directors shall determine to be advisable, in order that any:

(i)	consolidation or subdivision of Common Shares;

(ii)	issuance (wholly or in part for cash) of any Common Share or Convertible Securities;

(iii)	stock dividends; or

(iv)	issuance of rights, options or warrants referred to in this Section 2.3,

hereafter made by the Corporation to holders of its Common Shares shall not be taxable to such Shareholders.

(j)	Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made at any time after the Separation Time pursuant to this Section 2.3, the Corporation shall promptly:

(i)	file with the Rights Agent and with the transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

(ii)	give, or cause the Rights Agent to give, notice of the particulars of such adjustment or change to be given to Holders of Rights, provided that failure to file such certificate or cause such notice to be given in the manner set out above, or any defect therein, shall not affect the validity of any such adjustment or change.

2.4	Date on Which Exercise is Effective

Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereon, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Section 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising Holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5	Execution, Authentication, Delivery and Dating of Right Certificates

(a)	The Rights Certificates shall be executed on behalf of the Corporation by any two of its officers or directors, provided that at the time of such execution none of such officer or director, any Affiliate or Associate of such officer or director or any person with whom such officer or director or any such Affiliate or Associate is acting jointly or in concert has commenced or publicly announced an intention to commence a Take-over Bid. The signature of any officers or directors on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers or directors of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

(b)	Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent in writing of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature, and the Rights Agent shall countersign (manually or by facsimile signature in a manner satisfactory to the Corporation) and send such Rights Certificates to the Holders of the Rights pursuant to Section 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof.

2.6	Registration, Transfer and Exchange

(a)	After the Separation Time, the Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed Rights Registrar for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided, and the Rights Agent hereby accepts such appointment. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Section 2.6(c) and the other provisions of this Agreement, the Corporation will execute, and the Rights Agent will manually countersign and deliver, in the name of the Holder or the designated transferee or transferees, as required pursuant to the Holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b)	All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)	Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)	The Corporation shall not be required to register the transfer or exchange of any Rights after the Rights have been terminated pursuant to the provisions of this Agreement.

2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)	If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)	If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

(i)	evidence to their reasonable satisfaction of ownership of a Rights Certificate;

(ii)	evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

(iii)	such security bond and indemnity as may be required by each of them in their sole discretion to save each of them and any of their agents harmless, then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)	As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)	Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence a contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall entitle the Holder of the Rights to all the benefits of this Agreement equally and proportionately with any and all other Rights duly by the Corporation issued hereunder.

(e)	The Rights Agent will place a stop transfer notation on the Rights Register with respect to any destroyed, lost or stolen Rights Certificate for which a replacement Rights Certificate is issued pursuant to this Section 2.7.

2.8	Persons Deemed Owners of Rights

Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever.

2.9	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption or for registration of transfer or for exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation on request by the Corporation.

2.10	Agreement of Rights Holders

Every Holder of Rights, by accepting such Rights, becomes a party to this Agreement and for greater certainty is bound by the provisions herein and consents and agrees with the Corporation and the Rights Agent and with every other Holder of Rights that:

(a)	such Holder shall be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)	prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

(c)	after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

(d)	such Holder is not entitled and has waived his or her right to receive any fractional Rights or any fractional Common Shares upon exercise of a Right;

(e)	subject to the provisions of Section 5.4, without the approval of any Holder of Rights and upon the sole authority of the Board of Directors acting in good faith, this Agreement may be supplemented or amended from time to time as provided herein; and

(f)	notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any Holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of a preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

2.11	Rights Certificate Holder Not Deemed a Shareholder

No Holder of any Rights or Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose whatsoever to be the holder of any Common Shares or any other securities of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed to confer upon the Holder of any Right or Rights Certificate, as such, any of the rights, title, benefits or privileges of a holder of Common Shares or any other shares or securities or assets of the Corporation or any right to vote at any meeting of shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of shares or any other securities of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other shares or securities or assets of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until such Rights shall have been duly exercised in accordance with the terms and provisions hereof.

Article 3
ADJUSTMENTS TO THE RIGHTS ON FLIP-IN EVENT

3.1	Flip-in Event

(a)	Subject to Section 3.1(b) and Section 5.1, in the event that if prior to the Expiration Time a Flip-in Event occurs, each Right shall constitute, effective from and after the later of its date of issue and at the close of business on the second Trading Day after the Share Acquisition Date (or such longer period as may be required to satisfy the requirements of any applicable securities laws or comparable legislation of each of the states of the United States of America and the provinces and territories of Canada and the regulations and rules thereunder), the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3, without duplication, in the event that after such date of consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 shall have occurred with respect to such Common Shares).

(b)	Notwithstanding anything in this Agreement, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Share Acquisition Date by:

(i)	an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or with an Associate of an Acquiring Person); or

(ii)	a transferee or other successor in title, direct or indirect, of Rights held by an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person), whether or not for consideration, in a transfer that the Board of Directors acting in good faith has determined is part of a plan, arrangement, understanding or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or with an Affiliate or Associate of an Acquiring Person) that has the purpose or effect of avoiding Section 3.1(b)(i), shall become null and void without any further action, and any Holder of such Rights (including transferees or other successors in title) shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

(c)	From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1, including all such acts and things as may be required to satisfy the requirements of the ABCA, Securities Act, the 1933 Securities Act, the 1934 Exchange Act, and any applicable securities laws or comparable legislation of each of the states of the United States of America and the provinces and territories of Canada and the regulations and rules thereunder and any other applicable law, rule or regulation, in connection with the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

(d)	Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Section 3.1(b)(i) or (b)(ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

The Rights represented by this Rights Certificate were Beneficially Owned by a Person who was an Acquiring Person or who was an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Plan Agreement) or was acting jointly or in concert with any of them. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Subsection 3.1(b) of the Shareholder Rights Plan Agreement.

provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Corporation in writing or if a Holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such Holder is not a Person described in such legend. The issuance of a Rights Certificate without the legend referred to in this Section 3.1(d) shall be of no effect on the provisions of Section 3.1(b).

Article 4
THE RIGHTS AGENT

4.1	General

(a)	The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the Holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint one or more co-rights agents (“Co-Rights Agents”) as it may deem necessary or desirable, subject to the prior written approval of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and the Co-Rights Agents shall be as the Corporation may determine, with the written approval of the Rights Agent and the Co-Rights Agents. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and outside counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder (including the reasonable fees and disbursements of any expert or advisor retained by the Rights Agent with the prior approval of the Corporation, not to be unreasonably withheld). The Corporation also agrees to indemnify the Rights Agent and its directors, officers, employees and agents for, and to hold them harmless against, any loss, liability, cost, claim, action, damage, suit or expense, incurred without gross negligence, bad faith or wilful misconduct on the part of the Rights Agent, its officers, directors, employees and agents, for anything done, suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent. The Corporation will inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent. At any time, upon request, the Corporation shall provide to the Rights Agent an incumbency certificate with respect to the then current directors and officers of the Corporation.

(b)	The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares or any Rights Certificate, or certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, opinion, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)	In the event of any disagreement arising regarding the terms of this Agreement, the Rights Agent shall be entitled, at its option, to refuse to comply with any and all demands whatsoever related to such disagreement, until the dispute is settled either by written agreement amongst the parties to this Agreement or by a court of competent jurisdiction.

(d)	Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Rights Agent shall not be liable under any circumstances whatsoever for any (i) breach by any other party of securities law or other rule of any securities regulatory authority, (ii) lost profits, or (iii) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages.

(e)	Other than liability due to its own gross negligence, bad faith or wilful misconduct, any liability of the Rights Agent shall be limited, in the aggregate, to the amount of fees paid by the Company to the Rights Agent under this Agreement in the twelve (12) months immediately prior to the Rights Agent receiving the first notice of the claim.

4.2	Merger or Amalgamation or Change of Name of Rights Agent

(a)	Any corporation into which the Rights Agent or any successor Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time, any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)	If, at any time, the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and if, at that time, any of the Rights Certificates have not been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the Holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)	the Rights Agent may consult with and retain legal counsel and such other experts as it reasonably considers necessary to perform its duties hereunder, and the opinion of such counsel or other expert will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion; the Rights Agent may also with the approval of the Corporation (which approval shall not be unreasonably withheld), retain and consult with such other experts or advisors as the Rights Agent shall consider necessary or appropriate to properly carry out the duties and obligations imposed under this Agreement (at the Corporation’s expense) and the Rights Agent shall be entitled to act and rely in good faith on the advice of any such expert or advisor;

(b)	whenever in the performance of its duties under this Agreement, the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be an officer or a director of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c)	the Rights Agent will be liable hereunder for its own gross negligence, bad faith or wilful misconduct;

(d)	the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the certificates for Common Shares or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

(e)	the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for a Common Share or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 hereof describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

(f)	the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments, notices and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(a)	the Rights Agent is hereby authorized and directed to accept instructions in writing with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be an officer or director of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual. All such instruction shall, except where circumstances make it impracticable or the Rights Agent otherwise agrees, be given in writing and, where not in writing, such instructions will be confirmed in writing as soon as is reasonably practicable after the giving of such instructions;

(g)	the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement and nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity; and

(h)	the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in good faith in the selection and continued employment thereof.

4.4	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to the transfer agent of Common Shares by registered or certified mail, and to the Holders of the Rights in accordance with Section 5.7 at the Corporation’s expense. The Corporation may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to the transfer agent of the Common Shares by registered or certified mail, and to the Holders of the Rights in accordance with Section 5.7. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the Holder of any Rights (which Holder shall, with such notice, submit such Holder’s Rights Certificate for inspection by the Corporation), then the resigning Rights Agent or the Holder of any Rights, may apply to a court of competent jurisdiction for the appointment of a new Rights Agent, at the Corporation’s expense. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a company incorporated under the laws of the United States or a state thereof or a company incorporated under the laws of Canada or a province thereof authorized to carry on the business of a rights agent in the Province of British Columbia. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon payment by the Corporation to the predecessor Rights Agent of all outstanding fees and expenses, owed by the Corporation to the predecessor Rights Agent pursuant to this Agreement, shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and the transfer agent of the Common Shares, and mail or cause to be mailed a notice thereof in writing to the Holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

4.5	Compliance with Anti-Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act would reasonably be expected to cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, provided that the Rights Agent promptly notifies the Corporation of such determination together with the reasons therefor in accordance with Section 5.7. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in noncompliance with any applicable anti-money laundering or antiterrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ written notice to the Corporation, provided: (i) that the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction, acting reasonably, within such 10-day period, then such resignation shall not be effective.

4.6	Privacy Provision

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action in connection with this Agreement that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

Article 5
MISCELLANEOUS

5.1	Redemption and Waiver

(a)	The Directors acting in good faith may, at any time prior to the provisions of Section 3.1 becoming effective as a result of the occurrence of a Flip-in Event, upon prior written notice delivered to the Rights Agent, waive the application of Section 3.1 to a particular Flip-in Event that would result from a Take-over Bid made by way of take-over bid circular to all holders of record of Common Shares (which for greater certainty shall not include the circumstances described in Section 5.1(h)); provided that if the Directors waive the application of Section 3.1 to such a Flip-in Event pursuant to this Section 5.1(a), the Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular to all holders of record of Common Shares which is made prior to the expiry of any Take-over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been, granted under this Section 5.1(a). If the Directors propose such a waiver, the Directors may extend the Separation Time to a date after but not more than 10 Business Days after the meeting of Shareholders called to approve such waiver.

(b)	Subject to the prior consent of the holders of the Common Shares or the Rights given in the manner set forth in Section 5.4(b) or 5.4(c), the Directors acting in good faith may, at any time prior to the provisions of Section 3.1 becoming effective as a result of the occurrence of a Flip-in Event or prior to the waiver of the application of Section 3.1 pursuant to the provisions of this Section 5.1, as the case may be, elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.00001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(c)	Where, pursuant to a Permitted Bid, or a Competing Permitted Bid or an Exempt Acquisition, a Person acquires outstanding Common Shares, other than Common Shares Beneficially Owned by such Person at the date of the Permitted Bid, the Competing Permitted Bid or the Exempt Acquisition, then the Directors shall immediately upon the consummation of such acquisition (that is, on the day that such Person takes up and pays for the Common Shares under the applicable bid or acquisition) without further formality and without any approval under Section 5.4(b) or 5.4(c) be deemed to have elected to redeem the Rights at the Redemption Price.

(d)	Where a Take-over Bid that is not a Permitted Bid or a Competing Permitted Bid is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(e)	If the Directors are deemed under Section 5.1(c) to have elected, or elect under either of Section 5.1(b) or 5.1(d), to redeem the Rights, upon receipt of the required approval of Shareholders, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the Holders of Rights shall be to receive the Redemption Price.

(f)	Within 10 Business Days after receipt of the required approval of Shareholders in respect of any matter for which the Directors are deemed under Section 5.1(c) to have elected, or elect under Section 5.1(b) or 5.1(d) to redeem the Rights, the Corporation shall give notice of redemption to the Holders of the then outstanding Rights by mailing such notice to each such Holder at its last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner provided herein shall be deemed given, whether or not the Holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made. If the Redemption Price payable to any Holder of Rights includes a fraction of a cent, such Redemption Price shall be rounded down to the nearest cent.

(g)	Upon the Rights being redeemed pursuant to Section 5.1(d), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder, and for all purposes of this Agreement, the Separation Time shall be deemed not to have occurred and the Rights shall remain attached to the outstanding Common Shares, subject to and in accordance with the provisions of this Agreement.

(h)	The Directors may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Directors have determined within ten Trading Days following a Share Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Directors, such Share Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Section 5.1(h) must be on the condition that such Person, within 14 days after the foregoing determination by the Directors or such earlier or later date as the Directors may determine (the “Disposition Date”), has reduced its Beneficial Ownership of Common Shares so that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Share Acquisition Date and Section 3.1 shall apply thereto.

(i)	The Corporation shall give prompt written notice to the Rights Agent of any waiver of the application of Section 3.1 made by the Directors under this Section 5.1.

5.2	Expiration

No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Section 4.1(a) of this Agreement.

5.3	Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4	Supplements and Amendments

(a)	The Corporation may from time to time supplement or amend this Agreement without the approval of the holders of Rights or Voting Shares, to correct any clerical or typographical error or as required to maintain the validity or effectiveness of this Agreement as a result of any change in any applicable legislation, rules or regulations thereunder. Notwithstanding anything in this Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

(b)	Subject to Section 5.4(a), the Corporation may, with the prior consent of the holders of Voting Shares obtained as set forth below, at any time prior to the Separation Time, supplement, amend, vary, rescind or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the Holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Voting Shares duly called and held in compliance with applicable laws and the Constating Documents.

(c)	Subject to Section 5.4(a), the Corporation may, with the prior consent of the Holders of Rights, at any time on or after the Separation Time, supplement, amend, vary, rescind or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the Holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative votes of a majority of the votes cast by the Holders of Rights (other than holders of Rights whose Rights have become null and void pursuant to the provisions hereof) present or represented at and entitled to be voted at a meeting of the holders duly called and held in compliance with applicable laws and the Constating Documents.

(d)	For the purposes hereof, each outstanding Right (other than Rights which are null and void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those provided for in the Constating Documents with respect to meetings of shareholders of the Corporation, modified appropriately.

(e)	Any amendment made by the Corporation to this Agreement pursuant to Section 5.4(a), other than any amendment to correct any clerical or typographical error, shall:

(i)	if made before the Separation Time, be submitted to the Shareholders of the Corporation at the next meeting of Shareholders and the Shareholders may, by the majority referred to in Section 5.4(b), confirm or reject such amendment;

(ii)	if made after the Separation Time, be submitted to the Holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of Shareholders and the Holders of Rights may, by resolution passed by the majority referred to in Section 5.4(c), confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the Shareholders of the Corporation or the Holders of Rights or is not submitted to the Shareholders of the Corporation or Holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of Holders of Rights that should have been but was not held, and no subsequent resolution of the Board Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the Shareholders or Holders of Rights as the case may be.

(f)	The Corporation shall give notice in writing to the Rights Agent of any supplement, amendment, deletion, variation or rescission to or of this Agreement pursuant to this Section 5.4 within five Business Days of the date of any such supplement, amendment, deletion, variation or rescission, provided that failure to give such notice, or any defect therein, shall not affect the validity of any such supplement, amendment, deletion, variation or rescission.

(g)	Any supplement, amendment, deletion, variation or rescission to this Agreement shall be subject to the receipt of any requisite approvals or consents from any applicable regulatory authority including any necessary approvals of any stock exchanges on which the on which the Common Shares are listed for trading.

5.5	Fractional Rights and Fractional Common Shares

(a)	The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, in lieu of issuing fractional Rights, the Corporation shall, subject to Section 3.1(b), deliver Rights Certificates representing the number of Rights to which each Holder is entitled, rounded down to the nearest whole Right and shall not be required to deliver any certificate or cash in lieu thereof in respect of any fractions of Rights.

(a)	Share Certificates for Common Shares shall only be issued upon written request to the Corporation and the Corporation shall not be required in any circumstances to issue fractional Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered Holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the same fraction of the Market Price of one Common Share. The Rights Agent shall have no obligation to make any payments in lieu of issuing fractions of Rights or Common Shares unless and until the Corporation shall have provided to the Rights Agent the amount of funds to be paid in lieu of issuing such fractional Rights or Common Shares, as the case may be.

5.6	Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective Holders of the Rights. Any Holder of Rights, without the consent of the Rights Agent or of the Holder of any other Rights, may, on such Holder’s own behalf and for such Holder’s own benefit and the benefit of other Holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such Holder’s right to exercise such Holder’s Rights, or Rights to which such Holder is entitled, in the manner provided in such Holder’s Rights and in this Agreement. Without limiting the foregoing or any remedies available to the Holders of Rights, it is specifically acknowledged that the Holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7	Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority, including any necessary approvals of any stock exchange on which the Common Shares are listed for trading.

5.8	Declaration as to Non-U.S. or Non-Canadian Holders

If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside the United States or Canada, the Board of Directors acting in good faith shall take such actions as they may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to Persons who are citizens, residents or nationals of any jurisdiction other than the United States or Canada, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes. The Rights Agent shall be entitled to rely upon the last address as it appears on the register of the Rights or, prior to and including the Separation Time, on the register of the transfer agent for the Voting Shares to determine whether a Person is a citizen, resident or national of any jurisdiction other than the United States or Canada for the purpose of this Section 5.8.

5.9	Notices

(a)	Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the Holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered or sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

Tanzanian Gold Corporation
#202, 5626 Larch Street

Vancouver, BC V6E 4E1

Attention: Stephen Mullowney, CEO
Email: s.mullowney@tangoldcorp.com

(b)	Notices or demands authorized or required by this Agreement to be given or made by the Corporation or by a Holder of Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Corporation), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

Odyssey Trust Company

323 – 409 Granville Street

Vancouver, BC V6C 1T2

Attention: Director, Client Services
Email: Clients@odysseytrust.com

(c)	Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the Holder of Rights shall be sufficiently given or made if delivered or sent by registered or certified mail, postage prepaid, addressed to such Holder at the address of such Holder as it appears upon the Rights Register or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the Holder receives the notice.

(d)	Any notice given or made in accordance with this Section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of telegraphing, telecopying or sending of the same by other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.10	Costs of Enforcement

The Corporation agrees that if the Corporation or any other Person the securities of which are purchasable upon exercise of Rights fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation or such Person will reimburse the Holder of any Rights for the costs and expenses (including reasonable legal fees) incurred by such Holder in actions to enforce his or her rights pursuant to any Rights or this Agreement.

5.11	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.12	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the Holders of the Rights any legal or equitable right, remedy or claim under this Agreement; further, this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the Holders of the Rights.

5.13	Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Alberta and for all purposes shall be governed by and construed in accordance with the laws of such province applicable to contracts to be made and performed entirely within such province.

5.14	Severability

If any Section, Article, term or provision hereof or the application thereof to any circumstance or any right hereunder shall, in any jurisdiction and to any extent, be invalid or unenforceable, such Section, Article, term, provision or right shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining Sections, Articles, terms and provisions hereof or rights hereunder in such jurisdiction or the application of such Section, Article, term or provision or rights hereunder in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.15	Effective Date

This Agreement is effective and in full force and effect in accordance with its terms from and after the Effective Date.

5.16	Reconfirmation

This Agreement must be reconfirmed by a resolution passed by a majority of the votes cast by Independent Shareholders who vote in respect of such reconfirmation at every third annual meeting of the Corporation. If the Agreement is not so reconfirmed or is not presented for reconfirmation at such annual meeting, the Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of termination of the applicable annual meeting; provided that termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Section 5.1(a) or 5.1(h) hereof), prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.16.

5.17	Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board Directors, in good faith, for the purposes of this Agreement shall not subject the Board of Directors or any Director of the Corporation to any liability to the Holders of the Rights.

5.18	Rights of Board of Directors and the Corporation

Without limiting the generality of the foregoing, nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Voting Shares reject or accept any Take-over Bid or take any other action (including the commencement, prosecution, defence or settlement of any litigation and the submission of additional or alternative Take-over Bids or other proposals to the holders of the Voting Shares with respect to any Take-over Bid or otherwise) that the Board of Directors believes is necessary or appropriate in the exercise of its fiduciary duties.

5.19	Time of the Essence

Time shall be of the essence in this Agreement.

5.20	Force Majeure

Neither party shall be liable to the other, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental or regulatory action, earthquakes, or any other similar extreme causes in each case affecting the general population (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures which in each case affect the general population). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is properly excusable under this Section, but such extension is not cumulative and shall not apply in circumstances where performance was not due at the relevant time.

5.21	Execution in Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TANZANIAN GOLD CORPORATION
Per:
Name: Stephen Mullowney
Title: Chief Executive Officer

ODYSSEY TRUST COMPANY
Per:
Name:
Title:

1

EXHIBIT A – FORM OF RIGHTS CERTIFICATE

TANZANIAN GOLD CORPORATION

Certificate No. _______________ _______________ Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR TRANSFEREES OF AN ACQUIRING PERSON OR ITS ASSOCIATES OR AFFILIATES (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT) OR ANY PERSON ACTING JOINTLY OR IN CONCERT WITH ANY OF THEM, MAY BECOME VOID, WITHOUT ANY FURTHER ACTION.

This certifies that _________________________________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement dated January 20, 2021, as the same may be amended or supplemented from time to time (the “Shareholder Rights Agreement”), between Tanzanian Gold Corporation, a company incorporated under the laws of the Province of Alberta (the “Corporation”) and Odyssey Trust Company, a company incorporated under the laws Alberta (the “Rights Agent”) (which term shall include any successor Rights Agent under the Shareholder Rights Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Shareholder Rights Agreement) and prior to the Expiration Time (as such term is defined in the Shareholder Rights Agreement), one fully paid and non-assessable common share of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate together with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal office in Vancouver, British Columbia.

The Exercise Price shall initially be [ * ] per Common Share as at the Separation Time and shall be subject to adjustment in certain events as provided in the Shareholder Rights Agreement. In certain circumstances described in the Shareholder Rights Agreement, the number of Common Shares which each Right entitles the registered holder thereof to purchase shall be adjusted as provided in the Shareholder Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Shareholder Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Shareholder Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights. Copies of the Shareholder Rights Agreement are on file at the registered office of the Corporation and are available upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights entitling the holder purchase a like aggregate number of Common Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

2

Subject to the provisions of the Shareholder Rights Agreement, the Rights evidenced by this Rights Certificate may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of $0.00001 per Right, rounded town to the nearest whole cent for each holder of Rights.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a payment by cheque will be made, as provided in the Shareholder Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Shareholder Rights Agreement or herein be construed to confer upon the holder hereof, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders of the Corporation (except as provided in the Shareholder Rights Agreement), or to receive dividends, distributions or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Shareholder Rights Agreement.

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This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Date: ________________________________

TANZANIAN GOLD CORPORATION
Per:
Name:
Title:

Per:
Name:
Title:

ODYSSEY TRUST COMPANY
Per:
Name:
Title:

(To be attached to each Rights Certificate)

FORM OF ELECTION TO EXERCISE

(To be exercised by the registered holder if such holder desires to exercise the Rights Certificate.)

TO:                 ODYSSEY TRUST COMPANY

AND TO:      TANZANIAN GOLD CORPORATION

The undersigned hereby irrevocably elects to exercise _____________________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

(Name)

(Address)

(City and Province)

Social Insurance Number or other taxpayer identification number.

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Name)

(Address)

(City and Province)

Social Insurance Number or other taxpayer identification number.

Dated: __________________________________ Signature: __________________________________

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed: Signature must be guaranteed by a Schedule 1 Canadian chartered bank, a major Canadian trust company or a member of a recognized Medallion Signature Guarantee Program.

CERTIFICATE

(To be completed if true)

The undersigned party exercising Rights hereunder, hereby represents, for the benefit of the Corporation, the Rights Agent and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Agreement.

Dated: __________________________________ Signature: __________________________________

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed: Signature must be guaranteed by a Schedule 1 Canadian chartered bank, a major Canadian trust company or a member of a recognized Medallion Signature Guarantee Program.

NOTICE

In the event the certification set forth above in the Form of Election to Exercise is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof (all capitalized terms are used as defined in the Shareholder Rights Plan Agreement) and accordingly such Rights shall be null and void.

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto _________________________________________________________________________

(Please print name and address of transferee)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint_________________________________________, as attorney, to transfer the within Rights on the books of the Corporation, with full power of substitution.

Dated: __________________________________ Signature: __________________________________

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed: Signature must be guaranteed by a Schedule 1 Canadian chartered bank, a major Canadian trust company or a member of a recognized Medallion Signature Guarantee Program.

CERTIFICATE

(To be completed if true)

The undersigned hereby represents, for the benefit of the Corporation, the Rights Agent and all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof. Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Plan Agreement.

Dated: __________________________________ Signature: __________________________________

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signature Guaranteed: Signature must be guaranteed by a Schedule 1 Canadian chartered bank, a major Canadian trust company or a member of a recognized Medallion Signature Guarantee Program.